Facebook Reports Third Quarter 2013 Results

MENLO PARK, Calif. – October 30, 2013 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the third quarter, which ended September 30, 2013.

"For nearly ten years, Facebook has been on a mission to connect the world," said Mark Zuckerberg, Facebook founder and CEO. "The strong results we achieved this quarter show that we're prepared for the next phase of our company, as we work to bring the next five billion people online and into the knowledge economy."

Third Quarter 2013 Financial Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except percentages and per share amounts	2012	2013	2012	2013
Revenue	$1,262	$2,016	$3,504	$5,286
Income from Operations
GAAP	$377	$736	$15	$1,672
Non-GAAP	$525	$987	$1,525	$2,345
Operating Margin
GAAP	30%	37%	—%	32%
Non-GAAP	42%	49%	44%	44%
Net Income (Loss)
GAAP	$(59)	$425	$(11)	$977
Non-GAAP	$311	$621	$890	$1,421
Diluted Earnings (Loss) per Share (EPS)
GAAP	$(0.02)	$0.17	$(0.01)	$0.39
Non-GAAP	$0.12	$0.25	$0.36	$0.57

Third Quarter 2013 Operational Highlights

•	Daily active users (DAUs) were 728 million on average for September 2013, an increase of 25% year-over-year.

•	Monthly active users (MAUs) were 1.19 billion as of September 30, 2013, an increase of 18% year-over-year.

•	Mobile MAUs were 874 million as of September 30, 2013, an increase of 45% year-over-year. Mobile DAUs were 507 million on average for September 2013.

Third Quarter 2013 Financial Highlights

Revenue – Revenue for the third quarter of 2013 totaled $2.02 billion, an increase of 60%, compared with $1.26 billion in the third quarter of 2012.

•	Revenue from advertising was $1.80 billion, a 66% increase from the same quarter last year.

•	Mobile advertising revenue represented approximately 49% of advertising revenue for the third quarter of 2013.

•	Payments and other fees revenue was $218 million for the third quarter of 2013.

Costs and expenses – GAAP costs and expenses for the third quarter of 2013 were $1.28 billion, an increase of 45% from the third quarter of 2012 driven primarily by infrastructure expense and increased headcount. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $1.03 billion in the third quarter of 2013, up 40% compared to $737 million for the third quarter of 2012.

Income from operations – For the third quarter of 2013, GAAP income from operations was $736 million, compared to GAAP income from operations of $377 million in the third quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the third quarter of 2013 was $987 million, up 88% compared to $525 million for the third quarter of 2012.

Operating margin – GAAP operating margin was 37% for the third quarter of 2013, compared to 30% in the third quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 49% for the third quarter of 2013, compared to 42% for the third quarter of 2012.

Provision for income taxes – GAAP income tax expense for the third quarter of 2013 was $301 million, representing a 41% effective tax rate. Excluding share-based compensation and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 36%.

Net income (loss) and EPS – For the third quarter of 2013, GAAP net income was $425 million, compared to a net loss of $59 million for the third quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income for the third quarter of 2013 was $621 million, up 100% compared to $311 million for the third quarter of 2012. GAAP diluted EPS was $0.17 in the third quarter of 2013, compared to a loss per share of $0.02 in the third quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP diluted EPS for the third quarter of 2013 was $0.25, up 108% compared to $0.12 in the third quarter of 2012.

Capital expenditures – Capital expenditures for the third quarter of 2013 were $284 million.

Cash and marketable securities – Cash and marketable securities were $9.33 billion at the end of the third quarter of 2013.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company's earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at + 1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 71787026.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Tucker Bounds
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement over short-term financial results; competition; litigation; privacy and regulatory concerns; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on July 25, 2013, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. In addition, please note that the date of this press release is October 30, 2013, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense, and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allow investors the ability to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Assumed preferred stock conversion. As a result of our IPO in May 2012, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and earnings per share for the nine months ended September 30, 2012 have been calculated assuming this conversion for periods prior to the IPO, which we believe facilitates comparison between periods.
Dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders for the three and nine months ended September 30, 2012, we give effect to antidilutive RSUs and stock options that are excluded from GAAP weighted average shares due to our reporting of a net loss. We also include the effect of unvested RSUs in periods prior to the IPO in such calculation for the nine months ended September 30, 2012, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.
Foreign exchange effect on revenue. We translate revenue for the three and nine months ended September 30, 2013 using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment; Property and equipment acquired under capital leases. We subtract both purchases of property and equipment and property and equipment acquired under capital leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we finance such property or equipment with a capital lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
Revenue	$1,262	$2,016	$3,504	$5,286
Costs and expenses:
Cost of revenue	322	507	967	1,384
Research and development	244	369	1,102	1,006
Marketing and sales	168	233	703	704
General and administrative	151	171	717	520
Total costs and expenses	885	1,280	3,489	3,614
Income from operations	377	736	15	1,672
Interest and other income (expense), net:
Interest expense	(11)	(21)	(35)	(50)
Other income, net	6	11	9	2
Income (loss) before provision for income taxes	372	726	(11)	1,624
Provision for income taxes	431	301	—	647
Net income (loss)	$(59)	$425	$(11)	$977
Less: Net income attributable to participating securities	—	3	—	6
Net income (loss) attributable to Class A and Class B common stockholders	$(59)	$422	$(11)	$971
Earnings (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.02)	$0.17	$(0.01)	$0.40
Diluted	$(0.02)	$0.17	$(0.01)	$0.39
Weighted average shares used to compute earnings (loss) per share attributable to Class A and Class B common stockholders:
Basic	2,420	2,430	1,884	2,408
Diluted	2,420	2,528	1,884	2,504
Share-based compensation expense included in costs and expenses:
Cost of revenue	$8	$12	$79	$31
Research and development	114	164	719	432
Marketing and sales	28	34	279	91
General and administrative	29	29	311	79
Total share-based compensation expense	$179	$239	$1,388	$633
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$(3)	$—	$3	$1
Research and development	(12)	8	36	26
Marketing and sales	(9)	2	16	7
General and administrative	(7)	2	67	6
Total payroll tax expenses related to share-based compensation	$(31)	$12	$122	$40

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2012	September 30, 2013
Assets
Current assets:
Cash and cash equivalents	$2,384	$3,100
Marketable securities	7,242	6,228
Accounts receivable	719	872
Income tax refundable	451	7
Prepaid expenses and other current assets	471	342
Total current assets	11,267	10,549
Property and equipment, net	2,391	2,685
Goodwill and intangible assets, net	1,388	1,609
Other assets	57	90
Total assets	$15,103	$14,933

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$65	$36
Platform partners payable	169	171
Accrued expenses and other current liabilities	423	453
Deferred revenue and deposits	30	36
Current portion of capital lease obligations	365	288
Total current liabilities	1,052	984

Capital lease obligations, less current portion	491	287
Long-term debt	1,500	—
Other liabilities	305	614
Total liabilities	3,348	1,885

Stockholders' equity
Common stock and additional paid-in capital	10,094	10,399
Accumulated other comprehensive income	2	13
Retained earnings	1,659	2,636
Total stockholders' equity	11,755	13,048
Total liabilities and stockholders' equity	$15,103	$14,933

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
Cash flows from operating activities
Net income (loss)	$(59)	$425	$(11)	$977
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	176	274	425	737
Lease abandonment expense	4	43	7	108
Loss on disposal or write-off of equipment	4	19	8	39
Share-based compensation	179	239	1,388	633
Deferred income taxes	(60)	2	(434)	21
Tax benefit from share-based award activity	473	129	854	277
Excess tax benefit from share-based award activity	(473)	(130)	(854)	(285)
Changes in assets and liabilities:
Accounts receivable	(50)	(83)	(90)	(145)
Income tax refundable	—	—	(567)	444
Prepaid expenses and other current assets	31	5	24	(11)
Other assets	9	9	—	(35)
Accounts payable	28	(19)	20	(17)
Platform partners payable	(1)	(1)	(16)	2
Accrued expenses and other current liabilities	(31)	(114)	155	(105)
Deferred revenue and deposits	—	4	(5)	6
Other liabilities	20	148	27	345
Net cash provided by operating activities	250	950	931	2,991
Cash flows from investing activities
Purchases of property and equipment	(171)	(284)	(1,037)	(879)
Purchases of marketable securities	(1,633)	(904)	(8,590)	(4,364)
Sales of marketable securities	443	1,158	571	2,433
Maturities of marketable securities	1,307	780	2,413	2,954
Investments in non-marketable equity securities	—	—	(3)	(1)
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(336)	(16)	(911)	(237)
Change in restricted cash and deposits	1	—	(2)	4
Net cash (used in) provided by investing activities	(389)	734	(7,559)	(90)
Cash flows from financing activities
Net proceeds from issuance of common stock	(1)	—	6,760	—
Taxes paid related to net share settlement of equity awards	—	(148)	—	(706)
Proceeds from exercise of stock options	—	10	9	20
Repayment of long-term debt	—	(1,500)	—	(1,500)
Proceeds from sale and lease-back transactions	123	—	205	—
Principal payments on capital lease obligations	(88)	(91)	(231)	(291)
Excess tax benefit from share-based award activity	473	130	854	285
Net cash (used in) provided by financing activities	507	(1,599)	7,597	(2,192)

Effect of exchange rate changes on cash and cash equivalents	12	14	(3)	7
Net increase in cash and cash equivalents	380	99	966	716
Cash and cash equivalents at beginning of period	2,098	3,001	1,512	2,384
Cash and cash equivalents at end of period	$2,478	$3,100	$2,478	$3,100
Supplemental cash flow data
Cash paid during the period for:
Interest	$11	$7	$30	$33
Income taxes	$2	$43	$184	$61
Cash received during the period for:
Income taxes	$—	$—	$—	$419
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$(21)	$36	$(80)	$31
Property and equipment acquired under capital leases	$161	$—	$251	$11
Fair value of shares issued related to acquisitions of businesses and other assets	$250	$—	$275	$77

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
GAAP revenue	$1,262	$2,016	$3,504	$5,286
Foreign exchange effect on 2013 revenue using 2012 rates		2		20
Revenue excluding foreign exchange effect		$2,018		$5,306
GAAP revenue year-over-year change %		60%		51%
Revenue excluding foreign exchange effect year-over-year change %		60%		51%
GAAP advertising revenue	$1,086	$1,798	$2,950	$4,641
Foreign exchange effect on 2013 advertising revenue using 2012 rates		3		20
Advertising revenue excluding foreign exchange effect		$1,801		$4,661
GAAP advertising revenue year-over-year change %		66%		57%
Advertising revenue excluding foreign exchange effect year-over-year change %		66%		58%
GAAP costs and expenses	$885	$1,280	$3,489	$3,614
Share-based compensation expense	(179)	(239)	(1,388)	(633)
Payroll tax expenses related to share-based compensation	31	(12)	(122)	(40)
Non-GAAP costs and expenses	$737	$1,029	$1,979	$2,941
GAAP income from operations	$377	$736	$15	$1,672
Share-based compensation expense	179	239	1,388	633
Payroll tax expenses related to share-based compensation	(31)	12	122	40
Non-GAAP income from operations	$525	$987	$1,525	$2,345
GAAP net income (loss)	$(59)	$425	$(11)	$977
Share-based compensation expense	179	239	1,388	633
Payroll tax expenses related to share-based compensation	(31)	12	122	40
Income tax adjustments	222	(55)	(609)	(229)
Non-GAAP net income	$311	$621	$890	$1,421
GAAP diluted shares	2,420	2,528	1,884	2,504
Assumed preferred stock conversion[1]	—	—	272	—
Dilutive securities excluded due to net loss	159	—	170	—
Dilutive equity awards excluded from GAAP[1]	—	—	118	—
Non-GAAP diluted shares	2,579	2,528	2,444	2,504
GAAP diluted earnings (loss) per share	(0.02)	0.17	(0.01)	0.39
Net income attributable to participating securities	—	—	—	—
Non-GAAP adjustments to net (loss) income	0.15	0.08	0.48	0.18
Non-GAAP adjustments to diluted shares	(0.01)	—	(0.11)	—
Non-GAAP diluted earnings per share	0.12	0.25	0.36	0.57
GAAP operating margin	30%	37%	—%	32%
Share-based compensation expense	14%	12%	40%	12%
Payroll tax expenses related to share-based compensation	(2)%	1%	3%	1%
Non-GAAP operating margin	42%	49%	44%	44%
GAAP income (loss) before provision for income taxes	$372	$726	$(11)	$1,624
GAAP provision for income taxes	431	301	—	647
GAAP effective tax rate	116%	41%	—%	40%

GAAP income (loss) before provision for income taxes	$372	$726	$(11)	$1,624
Share-based compensation and related payroll tax expenses	148	251	1,510	673
Non-GAAP income before provision for income taxes	$520	$977	$1,499	$2,297
Non-GAAP provision for income taxes	209	356	609	876
Non-GAAP effective tax rate	40%	36%	41%	38%
Net cash provided by operating activities	$250	$950	$931	$2,991
Purchases of property and equipment	(171)	(284)	(1,037)	(879)
Property and equipment acquired under capital leases	(161)	—	(251)	(11)
Free cash flow	$(82)	$666	$(357)	$2,101
[1]Gives effect to assumed preferred stock conversion and other dilutive equity awards prior to our IPO for comparability